Exhibit 10.21

DATED	April 20, 2018

EXCLUSIVE OPTION AGREEMENT

Exclusive Option Agreement

This Exclusive Option Agreement (this “Agreement”) is executed by and among the following Parties as of the 20th day of April, 2018 in Shenzhen, People’s Republic of China (“PRC” or “China”):

Party A:

Shenzhen Samoyed Information Technology Co., Ltd, a limited liability company organized and existing under the laws of PRC, with its address at Building A, No. 1, Qian Wan Yi Road, Qianhai Harbour Co-operation Zone, Shenzhen, PRC;

Party B:	Natural person or entity as listed in the Schedule I hereto ; and

Party C:

Shenzhen Samoyed Internet Finance Service Co., Ltd, a limited liability company organized and existing under the laws of PRC, with its address at 29-G2, Building 2, China Phoenix Mansion, 2008 Shen Nan Avenue, Fu Zhong Community, Lian Hua Jie Dao, Fu Tian District, Shenzhen, PRC.

In this Agreement, each of Party A, Party B and Party C shall be referred to as a “Party” respectively, and they shall be collectively referred to as the “Parties”.

Whereas:

1.	Party B hold 100% of the equity interests in Party C;

2.

To the extent not prohibited by PRC laws, each Party B wish to transfer the equity interest of Party C held by it/him to Party A or Designee (as defined in Section 1.1), and Party A wishes to accept such transfer.

3.

In order to realize such transfer, each Party B irrevocably agrees to grant an Equity Interest Purchase Option (as defined in Section 1.1) to purchase all or part of the equity interest of Party C held by such Party B, upon request of Party A and to the extent permitted by the PRC laws, each Party agrees to transfer such equity interest to Party A or Designee in accordance with this Agreement.

Now therefore, upon mutual discussion and negotiation, the Parties have reached the following agreement:

1.                                      SALE AND PURCHASE OF EQUITY INTEREST

1.1                               Option Granted

Each Party B hereby irrevocably grants Party A an irrevocable and exclusive right to purchase, or designate one or more persons (each, a “Designee”) to purchase the equity interests in Party C then held by such Party B once or at multiple times at any time in part or in whole at Party A’s sole and absolute discretion to the extent permitted by PRC laws and at the price described in Section 1.3 herein (such right being the “Equity Interest Purchase Option”). As of the date hereof, the equity interest of Party C held by each Party B are listed in the Schedule I. Unless for the purpose of performing the Restructuring Agreement executed by Party C and relevant parties thereto on February 12, 2018 (“Restructuring Agreement”)，except for Party A and the Designee(s), no other person shall be entitled to the Equity Interest Purchase Option or other rights with respect to the equity interests of Party B.  Party C hereby agrees to the grant by Party B of the Equity Interest Purchase Option to Party A.  The term “person” as used herein shall refer to individuals, corporations, partnerships, partners, enterprises, trusts or non-corporate organizations.

Strictly Confidential

1.2                               Steps for Exercise of Equity Interest Purchase Option

Subject to the provisions of the laws and regulations of the PRC, Party A may exercise the Equity Interest Purchase Option by issuing a written notice to Party B (“Equity Interest Purchase Option Notice”), specifying: (a) Party A’s decision to exercise the Equity Interest Purchase Option, and the name of the Designee(s) if any; (b) the portion of equity interests to be purchased from Party B (“Optioned Interests”); and (c) the date for purchasing the Optioned Interests and/or the date for transfer of the Optioned Interests.

1.3                               Equity Interest Purchase Price

Unless an appraisal is required by PRC law applicable to the Equity Interest Purchase Option when exercised by Party A, the purchase price of the Optioned Interests (“Equity Interest Purchase Price”) shall equal to the minimum price permitted by applicable law. If any Equity Interest Purchase Price is actually paid, Party B shall reimburse the same amount to Party A.

1.4                               Transfer of Optioned Interests

For each exercise of the Equity Interest Purchase Option:

1.4.1                     Each Party B shall cause Party C to promptly convene a shareholders’ meeting, at which a resolution shall be adopted approving Party B’s transfer of the Optioned Interests to Party A and/or the Designee(s);

1.4.2                     Each Party B shall execute a share transfer contract with respect to each transfer with Party A and/or each Designee (whichever is applicable), in accordance with the provisions of this Agreement and the Equity Interest Purchase Option Notice regarding the Optioned Interests;

1.4.3                     The relevant Parties shall execute all other necessary contracts, agreements or documents, obtain all necessary government licenses and permits and take all necessary actions to transfer valid ownership of the Optioned Interests to Party A and/or the Designee(s), unencumbered by any security interests, and cause Party A and/or the Designee(s) to become the registered owner(s) of the Optioned Interests. For the purpose of this Section and this Agreement, “security interests” shall include securities, mortgages, third party’s rights or interests, any stock options, acquisition right, right of first refusal, right to offset, ownership retention or other security arrangements, but shall be deemed to exclude any security interest created by this Agreement and Party B’s Share Pledge Agreement. “ Share Pledge Agreement” as used in this Section and this Agreement shall refer to the Share Pledge Agreement executed by and among Party B, Party C and Party A as of the date hereof, whereby each Party B pledges all of its/his equity interests in Party C to Party A, in order to guarantee Party C’s performance of its obligations under the Exclusive Business Corporation Agreement executed by and between Party C and Party A.

2.                                      COVENANTS

2.1                               Covenants regarding Party C

Each Party B (as a shareholder of Party C) and Party C hereby covenant as follows:

2.1.1                     Unless for the purpose of performing the transactions set forth under the Restructuring Agreement, without the prior written consent of Party A, they shall not in any manner supplement, change or amend the articles of association and bylaws of Party C, increase or decrease its registered capital, or change its structure of registered capital in other manners;

2.1.2                     They shall maintain Party C’s corporate existence in accordance with good financial and business standards and practices by prudently and effectively operating its business and handling its affairs;

2.1.3                     Without the prior written consent of Party A, they shall not at any time following the date hereof, sell, transfer, mortgage or dispose of in any manner any assets of Party C or legal or beneficial interest in the business or revenues of Party C, or allow the encumbrance thereon of any security interest;

2.1.4                     Without the prior written consent of Party A, they shall not incur, inherit, guarantee or suffer the existence of any debt, except for (i) debts incurred in the ordinary course of business; and (ii) debts disclosed to Party A for which Party A’s written consent has been obtained;

2.1.5                     They shall always operate all of Party C’s businesses during the ordinary course of business to maintain the asset value of Party C and refrain from any action/omission that may affect Party C’s operating status and asset value;

2.1.6                     Without the prior written consent of Party A, they shall not cause Party C to execute any major contract, except the contracts in the ordinary course of business (for purpose of this subsection, a contract with a value exceeding RMB 10,000,000 shall be deemed a major contract);

2.1.7                     Without the prior written consent of Party A, they shall not cause Party C to provide any person with any loan or credit except for (i) those in the ordinary course of business; and (ii) disclosed to Party A for which Party A’s written consent has been obtained;

2.1.8                     They shall provide Party A with information on Party C’s business operations and financial condition at Party A’s request;

2.1.9                     If requested by Party A, they shall procure and maintain insurance in respect of Party C’s assets and business from an insurance carrier acceptable to Party A, at an amount and type of coverage typical for companies that operate similar businesses;

2.1.10              Without the prior written consent of Party A, they shall not cause or permit Party C to merge, consolidate with, acquire or invest in any person;

2.1.11              They shall immediately notify Party A of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings relating to Party C’s assets, business or revenue;

2.1.12              To maintain the ownership by Party C of all of its assets, they shall execute all necessary or appropriate documents, take all necessary or appropriate actions and file all necessary or appropriate complaints or raise necessary and appropriate defenses against all claims;

2.1.13              Without the prior written consent of Party A, they shall ensure that Party C shall not in any manner distribute dividends to its shareholders, provided that upon Party A’s written request, Party C shall immediately distribute all distributable profits to its shareholders; and

2.1.14              At the request of Party A, they shall appoint any persons designated by Party A as directors of Party C.

2.2                               Covenants of Party Band Party C

Each Party B and Party C hereby covenants as follows:

2.2.1                     without the prior written consent of Party A, it/he shall not sell, transfer, mortgage or dispose of in any other manner any legal or beneficial interest in the equity interests in Party C held by it/him, or allow the encumbrance thereon of any security interest, except for the pledge placed on these equity interests in accordance with Share Pledge Agreement and the purpose of performing the transactions set forth under the Restructuring Agreement;

2.2.2                     it/he shall cause the shareholders’ meeting and/or the board of directors of Party C not to approve the sale, transfer, mortgage or disposition in any other manner of any legal or beneficial interest in the equity interests in Party C held by it/him, or allow the encumbrance thereon of any security interest, without the prior written consent of Party A, except for the pledge placed on these equity interests in accordance with Party B’s Share Pledge Agreement and the purpose of performing the transactions set forth under the Restructuring Agreement;

2.2.3                     it/he shall cause the shareholders’ meeting or the board of directors of Party C not to approve the merger or consolidation with any person, or the acquisition of or investment in any person, without the prior written consent of Party A;

2.2.4                     it/he shall immediately notify Party A of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings relating to the equity interests in Party C held by it/him;

2.2.5                     it/he shall cause the shareholders’ meeting or the board of directors of Party C to vote their approval of the transfer of the Optioned Interests as set forth in this Agreement and to take any and all other actions that may be requested by Party A;

2.2.6                     To the extent necessary to maintain its/his ownership in Party C, it/he shall execute all necessary or appropriate documents, take all necessary or appropriate actions and file all necessary or appropriate complaints or raise necessary and appropriate defenses against all claims;

2.2.7                     it/he shall appoint any designee of Party A as director and senior management of Party C, at the request of Party A;

2.2.8                     at the request of Party A at any time, it/he shall promptly and unconditionally transfer its/his equity interests in Party C to Party A and/or Party A’s Designee(s) in accordance with the Equity Interest Purchase Option under this Agreement, and it/he hereby waives its/his right of first refusal to the share transfer by the other existing shareholders of Party C (if any); and

2.2.9                     it/he shall strictly abide by the provisions of this Agreement and other contracts jointly or separately executed by and among Party B, Party C and Party A, perform the obligations hereunder and thereunder, and refrain from any action/omission that may affect the effectiveness and enforceability thereof.  To the extent that it/he has any remaining rights with respect to the equity interests subject to this Agreement hereunder or under the Share Pledge Agreement among the same parties hereto or under the Power of Attorney granted in favor of Party A, it/he shall not exercise such rights except in accordance with the written instructions of Party A.

3.                                      REPRESENTATIONS AND WARRANTIES

Each Party B and Party C hereby represent and warrant to Party A, severally but not jointly, as of the date of this Agreement and each date of transfer of the Optioned Interests, that:

3.1                               It/he has the authority to execute and deliver this Agreement and any share transfer contracts to which they are a party concerning the Optioned Interests to be transferred thereunder (each, a “Transfer Contract”), and to perform their obligations under this Agreement and any Transfer Contracts.  Party B and Party C agree to enter into Transfer Contracts consistent with the terms of this Agreement upon Party A’s exercise of the Equity Interest Purchase Option.  This Agreement and the Transfer Contracts to which they are a party constitute or will constitute their legal, valid and binding obligations and shall be enforceable against them in accordance with the provisions thereof;

3.2                               The execution and delivery of this Agreement or any Transfer Contracts and the obligations under this Agreement or any Transfer Contracts shall not: (i) cause any violation of any applicable laws of the PRC; (ii) be inconsistent with the articles of association, bylaws or other organizational documents of Party C; (iii) cause the violation of any contracts or instruments to which they are a party or which are binding on them, or constitute any breach under any contracts or instruments to which they are a party or which are binding on them; (iv) cause any violation of any condition for the grant and/or continued effectiveness of any licenses or permits issued to either of them; or (v) cause the suspension or revocation of or imposition of additional conditions to any licenses or permits issued to either of them;

3.3                               Each Party B has a good and merchantable title to the equity interests in Party C he holds.  Except for Share Pledge Agreement, Party B has not placed any security interest on such equity interests;

3.4                               Party C has a good and merchantable title to all of its assets, and has not placed any security interest on the aforementioned assets;

3.5                               Party C does not have any outstanding debts, except for (i) debt incurred in the ordinary course of business; and (ii) debts disclosed to Party A for which Party A’s written consent has been obtained;

3.6                               Party C has complied with all laws and regulations of the PRC applicable to asset acquisitions; and

3.7                               There are no pending or threatened litigation, arbitration or administrative proceedings relating to the equity interests in Party C, assets of Party C or Party C.

4.                                      EFFECTIVE DATE

This Agreement shall become effective upon the date hereof, and remain effective for a term of ten (10) years, and may be renewed at Party A’s election.

5.                                      GOVERNING LAW AND RESOLUTION OF DISPUTES

5.1                               Governing law

The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the formally published and publicly available laws of the PRC.  Matters not covered by formally published and publicly available laws of the PRC shall be governed by international legal principles and practices.

5.2                               Methods of Resolution of Disputes

In the event of any dispute with respect to the construction and performance of this Agreement, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement on the dispute within thirty (30) days after either Party’s request to the other Parties for resolution of the dispute through negotiations, either Party may submit the relevant dispute to the Shenzhen Court of International Arbitration (“SCIA”) for arbitration, in accordance with its then effective arbitration rules.  The arbitration shall be conducted in Shenzhen, and the language used in arbitration shall be Chinese. The arbitration award shall be final and binding on all Parties.

6.                                      TAXES AND FEES

Each Party shall pay any and all transfer and registration tax, expenses and fees incurred thereby or levied thereon in accordance with PRC law in connection with the preparation and execution of this Agreement and the Transfer Contracts, as well as the consummation of the transactions contemplated under this Agreement and the Transfer Contracts.

7.                                      Notices

7.1                               All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission to the address of such Party set forth below.  A confirmation copy of each notice shall also be sent by email.  The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

7.1.1                     Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of delivery or refusal at the address specified for notices.

7.1.2                     Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

7.2                               For the purpose of notices, the addresses of the Parties are as follows:

Party A:	Shenzhen Samoyed Information Technology Co., Ltd
Address:	B4-902, Kexing Science Park, 15 Keyuan Road, Nanshan District, Shenzhen, PRC
Attn:	Wang Xiaojun
Phone:	XXXXXX

Party B	as listed in Schedule II

Party C:	Shenzhen Samoyed Internet Finance Service Co., Ltd
Address:	29-G2, Building 2, China Phoenix Mansion, 2008 Shen Nan Avenue, Fu Zhong Community, Lian Hua Jie Dao, Fu Tian District, Shenzhen, PRC
Attn:	Hu Chaomei
Phone:	XXXXXX

7.3                               Any Party may at any time change its/his address for notices by a notice delivered to the other Parties in accordance with the terms hereof.

8.                                      CONFIDENTIALITY

The Parties acknowledge that the existence and the terms of this Agreement, and any oral or written information exchanged between the Parties in connection with the preparation and performance of this Agreement are regarded as confidential information.  Each Party shall maintain the confidentiality of all such information, and without obtaining the written consent of other Parties, it/he shall not disclose any relevant information to any third parties, except in the following circumstances: (a) such information is or will be in the public domain (provided that this is not the result of a public disclosure by the receiving Party); (b) information disclosed as required by applicable laws or rules or regulations of any stock exchange or orders of the court or other government authorities; or (c) information required to be disclosed by any Party to its/his legal counsel or financial advisor or affiliate regarding the transaction contemplated hereunder, and such legal counsel or financial advisor or affiliate are also bound by confidentiality duties similar to the duties in this Section. Disclosure of any confidential information by the staff members or agency hired by any Party shall be deemed disclosure of such confidential information by such Party, which Party shall be held liable for breach of this Agreement.  This Section shall survive the termination of this Agreement for any reason.

9.                                      FURTHER WARRANTIES

The Parties agree to promptly execute documents that are reasonably required for or are conducive to the implementation of the provisions and purposes of this Agreement and take further actions that are reasonably required for or are conducive to the implementation of the provisions and purposes of this Agreement.

10.                               MISCELLANEOUS

10.1                        Amendment, change and supplement

Any amendment, change and supplement to this Agreement shall require the execution of a written agreement by all of the Parties.

10.2                        Entire agreement

Except for the amendments, supplements or changes in writing executed after the execution of this Agreement, this Agreement shall constitute the entire agreement reached by and among the Parties hereto with respect to the subject matter hereof, and shall supercede all prior oral and written consultations, representations and contracts reached with respect to the subject matter of this Agreement.

10.3                        Headings

The headings of this Agreement are for convenience only, and shall not be used to interpret, explain or otherwise affect the meanings of the provisions of this Agreement.

10.4                        Language

This Agreement is written in both Chinese and English language in twenty(20) copies, each Party having one copy with equal legal validity; in case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

10.5                        Severability

In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any respect.  The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

10.6                        Successors

This Agreement shall be binding on and shall inure to the interest of the respective successors of the Parties and the permitted assigns of such Parties.

10.7                        Survival

10.7.1              Any obligations that occur or that are due as a result of this Agreement upon the expiration or early termination of this Agreement shall survive the expiration or early termination thereof.

10.7.2              The provisions of Sections 5, 7, 8 and this Section 10.7 shall survive the termination of this Agreement.

10.8                        Waivers

Any Party may waive the terms and conditions of this Agreement, provided that such a waiver must be provided in writing and shall require the signatures of the Parties. No waiver by any Party in certain circumstances with respect to a breach by other Parties shall operate as a waiver by such a Party with respect to any similar breach in other circumstances.

10.9                        No Long Binding

Notwithstanding anything provided under Article 4, if any party of Party B ceases to be shareholder of Party C pursuant to the Restructuring Agreement, this Agreement shall no longer be binding on this party as from the date it/he ceases to hold any shares in Party C.

10.10                 Separation of liability

The liability of each party of Party B is separate, no party of Party B shall be held liable for any actions or inactions of the other parties of Party B.

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IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Option Agreement as of the date first above written.

Party A: Shenzhen Samoyed Information Technology Co., Ltd

By:	/s/LIN Jianming

Name:	LIN Jianming

Title:	Legal Representative/Authorized Signatory

Date: April 20, 2018

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Option Agreement as of the date first above written.

Party B: Shenzhen Tanglin Investment Co., Ltd

By:	/s/LIN Jianming

Name:	LIN Jianming

Title:	Legal Representative/Authorized Signatory

Date: April 20, 2018

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Option Agreement as of the date first above written.

Party B: Shenzhen Tanglin Jucai Equiuty Investment Limited Partnership

By:	/s/LIN Jianming

Name:	LIN Jianming

Title:	Authorized Signatory

Date: April 20, 2018

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Option Agreement as of the date first above written.

Party B: Shenzhen Tanglin Juli Equity Investment Limited Partnership

By:	/s/LIN Jianming

Name:	LIN Jianming

Title:	Authorized Signatory

Date: April 20, 2018

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Option Agreement as of the date first above written.

Party B: Youzhongxinye Finance Information Services (Shanghai) Co., Ltd

By:	/s/YI Yuanqiao

Name:	YI Yuanqiao

Title:	Legal Representative/Authorized Signatory

Date: April 20, 2018

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Option Agreement as of the date first above written.

Party B: ZHOU Yang

By:	/s/ZHOU Yang

Date: April 20, 2018

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Option Agreement as of the date first above written.

Party B: Shenzhen Fortune Chuangkun Equity Investment Limited Partnership

By:	/s/LIU Zhou

Name:	LIU Zhou

Title:	Authorized Signatory

Date: April 20, 2018

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Option Agreement as of the date first above written.

Party B: Xiamen Fortune Haixia Venture Capital Investment Management Co., Ltd

By:	/s/XIAO Bing

Name:	XIAO Bing

Title:	Legal Representative/Authorized Signatory

Date: April 20, 2018

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Option Agreement as of the date first above written.

Party B: XIAO Bing

By:	/s/XIAO Bing

Date: April 20, 2018

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Option Agreement as of the date first above written.

Party B: LIU Zhongyang

By:	/s/LIU Zhongyang

Date: April 20, 2018

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Option Agreement as of the date first above written.

Party B: Beijing Welight Equity Investment Limited Partnership

By:	/s/WU Xiaoguang

Name:	WU Xiaoguang

Title:	Authorized Signatory

Date: April 20, 2018

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Option Agreement as of the date first above written.

Party B: Hangzhou VisionPlus Equity Investment Limited Partnership

By:	/s/WU Yongming

Name:	WU Yongming

Title:	Authorized Signatory

Date: April 20, 2018

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Option Agreement as of the date first above written.

Party B: Shanghai Jucheng Investment Equity Limited Partnership

By:	/s/YANG Lihua

Name:	YANG Lihua

Title:	Authorized Signatory

Date: April 20, 2018

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Option Agreement as of the date first above written.

Party B: Shanghai Hongcheng Equity Investment Limited Partnership

By:	/s/ZHENG Xiaojing

Name:	ZHENG Xiaojing

Title:	Authorized Signatory

Date: April 20, 2018

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Option Agreement as of the date first above written.

Party B: Shanghai Yongyu II Equity Investment Limited Partnership

By:	/s/ HONG Yixiu

Name:	HONG Yixiu

Title:	Authorized Signatory

Date: April 20, 2018

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Option Agreement as of the date first above written.

Party B: Tianjin Yuebo Investment Consulting Co., Ltd

By:	/s/ LUO Dejun

Name:	LUO Dejun

Title:	Authorized Signatory

Date: April 20, 2018

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Option Agreement as of the date first above written.

Party B: Shenzhen Fortune Chuanglian Equity Investment Fund Limited Partnership

By:	/s/LIU Zhou

Name:	LIU Zhou

Title:	Authorized Signatory

Date: April 20, 2018

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Option Agreement as of the date first above written.

Party B: Ningbo Meishan Free Trade Harbour Area Yongyun Huaxin Venture Capital Limited Partnership

By:	/s/ HONG Yixiu

Name:	HONG Yixiu

Title:	Authorized Signatory

Date: April 20, 2018

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Option Agreement as of the date first above written.

Party B: Hongyun Investment Holding Co., Ltd

By:	/s/MA Nan

Name:	MA Nan

Title:	Legal Representative/Authorized Signatory

Date: April 20, 2018

Schedule I

#	Name of Shareholders	Capital Contribution (Unit:10,000RMB)	Ratio
1.	Shenzhen Tanglin Investment Co., Ltd	4472.2684	31.4546%
2.	Shenzhen Tanglin Jucai Equiuty Investment Limited Partnership	2588.9760	18.2089%
3.	Shenzhen Tanglin Juli Equity Investment Limited Partnership	899.9160	6.3293%
4.	LIU Zhongyang	120.0000	0.8440%
5.	ZHOU Yang	149.9880	1.0549%
6.	XIAO Bing	157.5000	1.1077%
7.	Tianjin Yuebo Investment Consulting Co., Ltd	790.3031	5.5584%
8.	Xiamen Fortune Haixia Venture Capital Investment Management Co., Ltd	105.0000	0.7385%
9.	Shanghai Yongyu II Equity Investment Limited Partnership	133.3333	0.9378%
10.	Beijing Welight Equity Investment Limited Partnership	500.0040	3.5167%
11.	Shanghai Hongcheng Equity Investment Limited Partnership	266.6667	1.8755%
12.	Hangzhou VisionPlus Equity Investment Limited Partnership	750.0000	5.2749%
13.	Ningbo Meishan Free Trade Harbour Area Yongyun Huaxin Venture Capital Limited Partnership	123.6364	0.8696%
14.	Youzhongxinye Finance Information Services (Shanghai) Co., Ltd	1102.5000	7.7541%
15.	Hongyun Investment Holding Co., Ltd	123.6364	0.8696%
16.	Shenzhen Fortune Chuangkun Equity Investment Limited Partnership	1121.1364	7.8852%
17.	Shenzhen Fortune Chuanglian Equity Investment Fund Limited Partnership	227.7288	1.6017%
18.	Shanghai Jucheng Investment Equity Limited Partnership	585.5885	4.1186%
	Total	14218.1820	100%

Schedule II  Contact Information of Party B